As filed with the Securities and Exchange Commission on July 15, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

NeuroDerm Ltd.

(Exact Name of Registrant as Specified in its Charter)

State of Israel (State or Other Jurisdiction of Incorporation or Organization)	2834 (Primary Standard Industrial Classification Code Number) NeuroDerm Ltd. Ruhrberg Science Building 3 Pekeris St. Rehovot 7670212, Israel +972 (8) 946-2729	Not Applicable (I.R.S. Employer Identification No.)
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

+1 (302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Colin J. Diamond, Esq. Joshua G. Kiernan, Esq. White & Case LLP 1155 Avenue of the Americas New York, NY 10036 Tel: (212) 819-8200 Fax: (212) 354-8113	David S. Glatt, Adv. Ronen Bezalel, Adv. Jonathan M. Nathan, Adv. Meitar Liquornik Geva Leshem Tal 16 Abba Hillel Rd. Ramat Gan 5250608, Israel Tel: +972 (3) 610-3100 Fax: +972 (3) 610-3111	Eric W. Blanchard, Esq. Covington & Burling LLP The New York Times Building 620 Eighth Avenue New York, NY 10018 Tel: +1 (212) 841-1000 Fax: +1 (646) 441-9111	Chaim Friedland, Adv. Ari Fried, Adv. Gornitzky & Co. Zion House, 45 Rothschild Blvd. Tel Aviv 6578403, Israel Tel: +972 (3) 710-9191 Fax: +972 (3) 560-6555

Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-205490.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary shares, par value NIS 0.01 per share	683,698(2)	$ 17.00	$11,622,866	$1,351
(1)	Includes shares granted pursuant to the underwriters’ option to purchase additional shares.
(2)	The 683,698 ordinary shares being registered pursuant to this Registration Statement are in addition to the 3,841,000 ordinary shares registered pursuant to the Registration Statement on Form F-1 (File No. 333-205490).
(3)	Based on the proposed offering price for the shares offered hereby.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Registration Statement on Form F-1 (File No. 333-205490) filed by NeuroDerm Ltd. with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on July 15, 2015, are incorporated by reference into this Registration Statement.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rehovot, Israel on this 15th day of July, 2015.

NEURODERM LTD.

By:	/s/ Oded S. Lieberman
	Name:	Oded S. Lieberman
	Title:	Chief Executive Officer and
Director

Signatures	Title

/s/Oded S. Lieberman	Chief Executive Officer and Director
Oded S. Lieberman	(Principal Executive Officer)

/s/Roy Golan	VP - Finance
Roy Golan	(Principal Financial Officer and Principal Accounting Officer)

*	Director
Shmuel Cabilly

*
Larry Ellberger	Director

*
Alla Felder	Director

*
Jonathan Kalman	Director

*
Robert Taub	Chairman of the Board

*
Uwe Wascher	Director

*	/s/ Oded S. Lieberman
Oded S. Lieberman
as Attorney-in-Fact

By:	/s/ Donald J. Puglisi	Authorized Representative in the United States
Name: Donald J. Puglisi
Title: Managing Director

INDEX OF EXHIBITS

Exhibit No.	Description
5.1	Opinion of Meitar Liquornik Geva Leshem Tal, Israeli counsel to the Registrant, as to the validity of the ordinary shares (including consent)
23.1	Consent of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm
23.2	Consent of Meitar Liquornik Geva Leshem Tal (included in Exhibit 5.1)
24.1	Power of Attorney (incorporated by reference from the Registrant’s Registration Statement on Form F-1, as amended (File No. 333-205490), initially filed by the Registrant on July 2, 2015 and declared effective by the Securities and Exchange Commission on July 15, 2015).